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                                                                    EXHIBIT 10.7

                              CONSULTING AGREEMENT

         This consulting Agreement (this "Agreement") is made and entered into as of October 15, 2002, by and between NetSol Technologies, Inc. F/K/A NetSol International, Inc., a Nevada Corporation (hereinafter referred to as the"Company") and Mark Caton, an individual (hereinafter referred to as the "Consultant" collectively, the "Parties").

                                    RECITALS

WHEREAS, Consultant has certain sales and marketing experience pertaining to sale of software and consulting services;

WHEREAS, the Company has the need to hire a Consultant in the sales and marketing to promote the services and products offered by the Company; and

WHEREAS, the Company would like to engage the services of the Consultant and the Consultant is interested in performing services for the Company.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.       CONSULTING SERVICES

                  Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant hereunder (the "Consulting Services"). Consultant hereby agrees to utilize its best efforts in performing the Consulting Services, however, Consultant makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Consulting Services unless otherwise agreed to in writing.

2.       TERM OF AGREEMENT

                  This Agreement shall be in full force and effect commencing upon the date hereof. This Agreement has a term of 6 months beginning on the date hereof. This Agreement shall be renewed automatically for succeeding terms of 30 days unless either party gives written notice to the other at least 30 days prior to the expiration of any term of their intention not to review this Agreement. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by consultant. Consultant shall have 30 days to remedy such breach. Each party shall have the right to terminate this Agreement without cause upon 30 days written notice.

3.       TIME DEVOTED BY CONSULTANT

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                  It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

4.       PLACE WHERE SERVICES WILL BE PERFORMED

                  The Consultant will perform most services in accordance with this Agreement in the United States. In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.       COMPENSATION TO CONSULTANT

                  The Consultant's compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6.       INDEPENDENT CONTRACTOR

                  Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venture, agent, office of employee of Company.

7.       CONFIDENTIAL INFORMATION

                  The consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Parties prior written consent. It is hereby agreed that from time to time Consultant and Company may designate certain disclosed information as confidential for purposes of this Agreement.

8.       INDEMNIFICATION

                  The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company (ii) any actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (iii) a breach of this Agreement by the Company. Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall

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         extend to the shareholders, directors, officers, employees, agents and control persons of Consultant.

                  The indemnity obligations of the Parties under this paragraph 8 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned hereinabove.

9.       COVENENTS OF CONSULTANT

                  Consultant covenants and agrees with the Company that, in performing Consulting Services under this agreement, Consultant will:

                  (a) Comply with all federal and state securities and corporate laws;

                  (b) Not make any representations other than those authorized by the Company, except as identified in paragraph 7;

                  (c) Not compete directly or indirectly with the Company (see paragraph 10); and

                  (d) Not publish, circulate or otherwise use any solicitation materials, investor mailings, or updates other than materials provided by or otherwise approved by the Company.

10.      COVENANT NOT TO COMPETE

         The Company anticipates conducting operations worldwide. In the event there is a sale of shares by any party hereto and such shareholder elects to no longer be actively involved in the operations of the Company, Consultant agrees as follows:

                  (a)   He shall not, either directly or indirectly, compete
                      with the Company as an owner, manager, operator, employee, salesman, agent, consultant, shareholder, or other participant, with the operations of the Company existing at the time of such sale, for a five (5) year period of time following the date of such sale (subject to any limitations set forth herein), anywhere in the United States.

                  (b)   The covenant not to compete contained in this section 10
                      is intended as a separate covenant with respect to each territory, or part thereof, set forth above. If any one of the covenants is declared invalid for any reason, this ruling shall not affect the validity of the remainder of the covenants. The other covenants in the noncompetition provision shall remain in effect as if the provision had been executed without the invalid covenants. The Parties hereby declare that they intend that the remaining covenants of the provision continue to be effective without any covenants that have been declared invalid.

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                  (c)   The covenant not to compete contained in this section 10
                      shall be binding upon and inure to the benefit of any successor or assigns of the Parties, and such successor or assign shall be deemed substituted for the Parties under the terms of this Agreement. As used in this Agreement, the term successor or assign shall be as a matter of illustration and not of limitation, include any person, form, corporation or other business entity which, at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company or substantially all of the shares of any shareholder.

11.      MISCELLANEOUS

                           (A) Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescissions shall be settled by arbitration in Los Angeles County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three arbitrators. The arbitrators sitting in any such controversy shall have no power to alter or modify and express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification subject to 11(G). This Section 11 shall survive the termination of this Agreement.

                           (B) If either party to this Agreements brings an action on this Agreement, the prevailing party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys' fees and expenses and court costs.

                           (C) This agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

                           (D) This agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

                           (E)  This Agreement shall be constructed and
                                interpreted in accordance with the governed by the laws of the State of California.

                           (F) No supplement, modification or amendment of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

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                           (G)  If any provision hereof is held to be illegal,
                                invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remaining full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

         IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

NetSol Technologies, Inc.
a Nevada Corporation

/s/ Najeeb Ghauri
-----------------
BY: Najeeb Ghauri, CFO

/s/ Mark Caton
--------------
Mark Caton

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                                    EXHIBIT A
                       DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services pursuant to the terms of this
Agreement:

Consultant shall use his marketing skills to promote the sale of the Company's products and services.

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                                    EXHIBIT B
                      COMPENSATION FOR CONSULTING SERVICES

CASH COMPENSATION: From June 1, 2002 to December 31, 2002, Consultant shall receive cash compensation of $5,000 per month. This will be reviewed at least after 6 months.

STOCK OPTIONS: Consultant shall be granted 100,000 Options for shares of restricted Rule 144 common stock with a strike price of $ 0.10. There will be another 100,000 options at strike price of 0.50

Amended in October 15, 2003. Additional Stock Options under ESOP 2001. Total grant 200,000 options with a strike price of $0.15.

CONVERSION: Consultant shall have the option of exercising his stock options with the salary paid, by notifying the management in writing of his choice to do so.

Initial: __/MC/___

Initial: NetSol __/NG/__